FIRST AMENDMENT TO
REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of this 15th day of August, 2008, by and between APARTMENTS AT CANYON RIDGE, LLC, a Delaware limited liability company (“Seller”), and GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have previously executed that certain Real Estate Purchase and Sale Agreement dated as of July 10, 2008 (the “Agreement”), regarding certain real property commonly known as Canyon Ridge Apartments, 3868 Central Pike Road, Hermitage, Tennessee and more particularly described as set forth in Exhibit A thereto; and

WHEREAS, Seller and Buyer have agreed to make certain modifications to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, effective on the date first set forth above, the parties agree to the foregoing recitals and as follows:

1.	The Closing Date (as defined in paragraph 7(a) of the Agreement) is hereby amended to be September 15, 2008.

2.	Within two (2) business days of the date of this Amendment, (i) Buyer shall deposit with Seller an additional non-refundable deposit in the amount of One Million Two Hundred Seventy-nine Thousand and 00/100 Dollars ($1,279,000.00) by wire transfer of immediately available funds in U.S. dollars via the federal bank wire transfer system and (ii) the Title Company shall disburse the existing Deposit, in the amount of Seven Hundred Twenty-one Thousand and 00/100 Dollars ($721,000.00), to Seller.

3.	Unless otherwise defined in this Amendment, the defined terms used herein shall have the meanings defined in the Agreement.

4.	Except as modified by the terms of this Amendment, the Agreement shall remain in full force and effect.

5.	This Amendment may be executed in multiple counterparts via facsimile or other electronic means via e-mail, each of which shall constitute an original, but all of which together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER:

APARTMENTS AT CANYON RIDGE, LLC, a Delaware limited liability company
By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory
By: /s/ Johnna Donahue
Johnna E. Donahue
Senior Acquisition Consultant
By: /s/ Cara A. Underwood
Cara A. Underwood
Investment Director-Asset Management

BUYER:

GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company By: /s/ Jeff Hanson Its: President & CIO